Exhibit 99.1

Contact: Roger R. Hopkins, Chief Accounting Officer
Phone: (615) 890-9100

NHI Announces Second Quarter 2018 Earnings Release and Conference Call Date

MURFREESBORO, Tenn.--(July 16, 2018) -- National Health Investors, Inc. (NYSE: NHI) announced today details for the release of its results for the second quarter ended June 30, 2018. NHI plans to issue its earnings release before the market opens on Tuesday, August 7, 2018, and will host a conference call on the same day at 12 p.m. ET. The number to call for this interactive teleconference is (800) 732-6870, with the confirmation number 21892983.

The live broadcast of the conference call will be available online at www.nhireit.com and https://www.webcaster4.com/Webcast/Page/633/26675 on Tuesday, August 7, 2018, at 12 p.m. ET. The online replay will follow shortly after the call and continue for approximately 90 days.

About NHI

Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.